                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 August 16, 1999
                                 ---------------
                                 Date of Report
                        (Date of earliest event reported)


                             DOT HILL SYSTEMS CORP.
                             ----------------------
             (Exact name of registrant as specified in its charter)


            New York                 001-13317                13-3460176
            --------                 -----------           -------------------
            (State or other          (Commission           (IRS Employer
            jurisdiction of          File Number)          Identification No.)
            incorporation)

                 6305 El Camino Real, Carlsbad, California 92009
                 -----------------------------------------------
              (Address of registrant's principal executive offices)


                                 (760) 931-5500
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.   Other Events.

         On August 16, 1999, the United States District Court for the Southern District of New York issued an order in connection with the putative class action entitled Lawrence Milman v. Box Hill Systems Corp., 98 CIV. 8640 (SAS) granting defendants' motion to dismiss in part, and denying the motion to dismiss in part. Defendants filed the motion to dismiss pursuant to Federal Rule of Civil Procedure 12(b)(6). As previously reported, the putative shareholder class action lawsuit was filed against Box Hill Systems Corp. n/k/a Dot Hill Systems Corp. ("Box Hill") and certain officers/directors of Box Hill, as well as the underwriters of Box Hill's September 16, 1997 initial public offering ("the Offering") and alleged that omissions and misrepresentations were made with respect to the Offering.

The ruling on the motion to dismiss decreased the number of actionable omissions or misrepresentations alleged by plaintiffs from eight to three. In ruling upon a motion filed pursuant to 12(b)(6), a court may assess only the legal sufficiency of a complaint, and may not consider the accuracy or merits of a plaintiff's factual allegations. Dot Hill and the officers/directors named in the lawsuit believe that they have meritorious defenses to plaintiffs' claims and intend to continue to defend against those claims.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DOT HILL SYSTEMS CORP.

                                     By:   /s/ Philip Black
                                           ----------------
                                           Philip Black
                                           Co-Chief Executive Officer

                                     By:   /s/ James L. Lambert
                                           --------------------
                                           James L. Lambert
                                           Co-Chief Executive Officer


Date:    August 24, 1999